EXHIBIT 10.3
GUARANTY OF ANGEL OAK MORTGAGE, INC.

GUARANTY, dated as of October 4, 2022 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guaranty”), made by Angel Oak Mortgage, Inc., a Maryland corporation (the “Guarantor”), in favor of         (the “Buyer”).

RECITALS

WHEREAS, pursuant to that certain SIFMA Master Repurchase Agreement (September 1996 Version), dated as of October 4, 2022 (as the same may be further amended, supplemented or otherwise modified in accordance with the terms thereof, and together with the attached Annexes and any Confirmations thereunder, the “Agreement”), between Angel Oak Mortgage REIT TRS, LLC (the “Seller”) and the Buyer, the Buyer has agreed from time to time to enter into transactions with Seller upon the terms and subject to the conditions set forth therein.

WHEREAS, it is a condition precedent to the obligation of the Buyer to enter into Transactions with the Seller under the Agreement that the Guarantor shall have executed and delivered this Guaranty to the Buyer.

NOW, THEREFORE, in consideration of the foregoing premises, to induce Buyer to enter into the Agreement and to enter into transactions thereunder, Guarantor hereby agrees with Buyer, as follows:

1.Defined Terms.

a.“Obligations” shall mean all obligations under the Agreement, whether direct or indirect, secured or unsecured, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under the Agreement and all fees and expenses, including, without limit, reasonable legal fees.

b.Unless otherwise defined herein, terms which are defined in the Agreement and used herein are so used as so defined.

2.Guaranty Absolute and Unconditional.

a.Guarantor hereby guarantees to Buyer the payment in full when due by Seller (whether at the stated maturity, by acceleration or otherwise) of the Obligations without regard to any counterclaim, set-off, deduction or defense of any kind which the Guarantor may have or assert, and without abatement, suspension, deferment or diminution on account of any event or condition whatsoever.

b.The Guarantor agrees to promptly pay all out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred in the enforcement or protection of the rights of Buyer or in the collection of payments hereunder in connection with a failure by Seller to pay the Obligations or in connection with a breach of this Guaranty by the Guarantor.

c.Guarantor agrees that Buyer may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, change the time, manner or place of payment or any other term of, any Obligation, exchange, release, fail to perfect or surrender any collateral for, or renew or change any term of any of the Obligations owing to it, and may also enter into a written agreement with Seller or with any other party to the Agreement or person liable on any Obligation, or interested therein, for the extension, renewal, payment, compromise, modification, waiver, discharge or release thereof, in whole or in part, without impairing or affecting this Guaranty. Guarantor hereby agrees that its obligations hereunder shall be absolute, continuing and unconditional, irrespective of (i) the validity, regularity or enforceability of the Agreement (other than as a result of the termination of the Agreement upon payment in full of the Obligations and a written notice of termination has been delivered by the Buyer, which written notice shall be promptly delivered by Buyer upon such payment in full, including by means of set-off to the extent set-off is permitted under the Agreement), (ii) the absence of any action to enforce the same, any waiver or consent by Buyer concerning any provisions thereof, (iii) the rendering of any judgment against Seller or any action to enforce the same, (iv) the existence, validity, enforceability, perfection or extent of any collateral therefore or any release of such collateral, (v) any change in the time, manner or place of payment of, or in any other term of, the Agreement or any transaction or confirmation thereunder, any other amendment or waiver of, or any consent to departure from, any of the terms of the Agreement or any transaction or confirmation thereunder, including any increase or decrease in any amount payable thereunder or the rate at which any interest or amount shall accrue thereunder, (vi) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, (vii) any law, regulation or order of any jurisdiction or any other similar event affecting the term of any Obligation or of Buyer’s rights with respect thereto or (viii) any other circumstance that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor (other than the defense of the statute of limitations or as a result of the termination of the Agreement and payment in full of the Obligations, including by means of set-off to the extent set-off is permitted under the Agreement), including (a) any law, rule or policy that is now or hereafter promulgated by any governmental authority (including any central bank) or regulatory body that may adversely affect Buyer or Seller’s ability or obligation to make or receive such payments, (b) any nationalization, expropriation, war, riot, civil commotion or other similar event, (c) any inability to convert any currency into the currency of payment of such obligation and (d) any inability to transfer funds in the currency of payment of such obligation to the place of payment therefor. For the avoidance of doubt, the parties agree that (i) any amendment or waiver with respect to the Agreement that affects the Obligations under this Guaranty shall modify the Obligations under this guaranty accordingly, and (ii) the Obligations under this Guaranty may be satisfied by means of set-off to the extent set-off is permitted under the Agreement, and that the Guarantor may also exercise any right that Seller may exercise under the Agreement to cure any default in respect of its obligations under the Agreement and may interpose any defense which Seller is or would have been entitled to interpose (other than any defense arising by reason of any disability, lack of capacity, bankruptcy or insolvency of Seller or as otherwise provided for herein); provided, however, that the Guarantor’s obligations hereunder may not be reduced by set-off against any other amounts as may payable by the Buyer to the Guarantor arising under other contracts or obligations existing between the Guarantor and the Buyer (if any).

d.In case of the failure of Seller to punctually pay the Obligations, the Guarantor hereby agrees upon written demand by the Buyer to cause any such payment to be made pursuant to the terms of this Guaranty. When making any demand hereunder against Guarantor, or pursuing its rights and remedies hereunder against Guarantor, Buyer may, but shall be under no obligation to, pursue such rights and remedies as it may have against Seller or any other person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure to pursue such other rights or remedies or to collect any payments from Seller or any such other person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against Guarantor. No failure, delay or single or partial exercise by Buyer of its rights or remedies hereunder shall operate as a waiver of such rights or remedies. All rights and remedies hereunder or allowed by law shall be cumulative and exercisable from time to time.

e.This Guaranty, which is a guaranty of payment and not of collection only, shall remain in full force and effect until thirty days after the date Buyer terminates this Guaranty upon written notice. It is understood and agreed, however, that notwithstanding any such termination this Guaranty shall continue in full force and effect with respect to all Obligations arising prior to such termination, including for greater certainty, Obligations arising from transactions entered into prior to the termination of this Guaranty. Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored or returned due to bankruptcy or insolvency laws or otherwise. This Guaranty shall continue to be effective if Seller changes its name, merges or consolidates with or into another entity, loses its separate legal entity or ceases to exist.

f.This Guaranty shall inure to the benefit of Buyer, and its successors, endorsees, transferees and assigns until all the Obligations and the obligations of Guarantor under this Guaranty shall have been discharged, terminated or satisfied by payment in full, notwithstanding that, from time to time, Seller may be free from any Obligations.

g.Guarantor waives acceptance of this Guaranty, diligence, set-off promptness, presentment, protest, notice of protest, acceleration and dishonor, filing of claims with a court in the event of insolvency or bankruptcy of Seller (and the failure of Buyer to file a claim shall not affect the Guarantor’s obligations hereunder), and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Buyer upon this Guaranty.

3.Subrogation. Guarantor agrees to waive any rights which it may acquire by subrogation, by any payment made under this Guaranty or otherwise, until all the Obligations have been paid in full and this Guaranty is terminated. If any amount is paid to Guarantor on account of subrogation rights under this Guaranty at any time when not all of the Obligations have been paid in full, the amount shall be held in trust for the benefit of Buyer and shall be promptly paid to the Buyer to be credited and applied to the Obligations, whether matured or unmatured or absolute or contingent. Subject to the foregoing, upon payment of all such due and unpaid Obligations, the Guarantor shall be subrogated to the rights of the Buyer against Seller with respect to such Obligations, and the Buyer agrees to take at the Guarantor’s expense such steps as the Guarantor may reasonably request to implement such subrogation.

4.Representations and Warranties. Guarantor represents and warrants (which representations and warranties shall be deemed to have been made by Guarantor as of the Purchase Date for any Transaction under the Agreement) that:

a.Guarantor is duly organized, validly existing and in good standing under the laws of the State of Maryland;

b.Guarantor has the legal capacity and the legal right to execute and deliver this Guaranty and to perform Guarantor’s obligations hereunder;

c.no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any creditor of Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

d.this Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws; and

e.the execution, delivery and performance of this Guaranty will not violate any provision of the certificate of incorporation, by-laws or other organizational documents of Guarantor, any contractual restriction binding on the Guarantor or any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon Guarantor or any of its property or to which Guarantor or any of its property is subject.

5.[Reserved.]

6.Intent. Guarantor intends and acknowledges that (a) this Guaranty is “a security agreement or arrangement or other credit enhancement” that is “related to” and provided “in connection with” the Agreement and each Transaction within the meaning of Sections 101(38A)(A), 101(47)(a)(v) and 741(7)(A)(xi) of the Bankruptcy Code and is, therefore, (i) a “securities contract” as that term is defined in Section 741 (7)(A)(xi) of the Bankruptcy Code, and (ii) a “master netting agreement” as that term is defined in Section 101 of the Bankruptcy Code, and (b) any party’s right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with the Agreement and this Guaranty is in each case a contractual right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Guaranty as described in Sections 555 and 561 of the Bankruptcy Code and (c) any payments or transfers of property made with respect to the Agreement to satisfy the obligations of Seller shall be considered a “margin payment” or “settlement payment” as such terms are defined in Bankruptcy Code Sections 741(5) and 741(8). Guarantor hereby further agrees that it shall not challenge, and hereby waives to the fullest extent available under applicable law its right to challenge, the characterization of this Guaranty, the Agreement or any Transaction under the Agreement as a “securities contract” and/or “master netting agreement” within the meaning of the Bankruptcy Code.

7.Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.No Waiver; Cumulative Remedies. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege, and no waiver by Buyer of any right or remedy hereunder on any one occasion shall be construed as a bar to any right or remedy which Buyer would otherwise have on any future occasion. No failure to exercise, nor any delay in exercising, on the part of Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.Not Affected by Bankruptcy. The Guarantor hereby agrees that its obligations hereunder shall not be released, discharged or otherwise affected by any insolvency, bankruptcy, reorganization or other similar proceeding affecting Seller or its assets.

10.Payments. Guarantor hereby guarantees that payments hereunder will be paid to Buyer without counterclaim in U.S. Dollars at the office of the Buyer specified in the Agreement.

11.Amendments in Writing. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and Buyer, provided that any provision of this Guaranty may be waived by Buyer in a letter or agreement executed by Buyer.

12.Assignment. The Guarantor may not assign its rights, interests or obligations hereunder to any other person without the prior written consent of the Buyer (which consent shall not be unreasonably withheld or delayed) and any purported assignment absent such consent is void.

13.Successors and Assigns. This Guaranty shall extend to and enure to the benefit of the Buyer and its successors and assigns and every reference herein to Guarantor is a reference to and shall be construed as including the Guarantor, its successors to and upon all of whom this Guaranty and agreement shall extend and be binding.

14.Notices. All notices, requests and demands to or upon the Guarantor or Buyer shall be made in accordance with the Agreement.

15.Governing Law, Submission to Jurisdiction and Waivers of Jury Trial. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW DOCTRINE THEREOF BUT WITHOUT PREJUDICE TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF GUARANTOR AND BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

ANGEL OAK MORTGAGE, INC.

BY:
Name: Brandon Filson
Title: Chief Financial Officer and Treasurer

Guarantor’s Address for Notices:
Angel Oak Mortgage, Inc.
3344 Peachtree Road NE, Suite 1725
Atlanta, GA 30326
Attention: Brandon Filson
Phone: 404-953-4726
Email: Brandon.Filson@angeloakreit.com

Signature Page